UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
_______________________________________

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

_______________________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
______________________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms
Madison, NJ	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 9, 2011, Quest Diagnostics Incorporated (the “Company”) issued a press release announcing that it has reached an agreement in principle to settle a previously disclosed civil lawsuit, brought by a California competitor, in which the State of California intervened. As a result of the agreement in principle, the Company has recorded a pre-tax charge of $236 million, $195 million after tax or $1.19 per share. This charge is reflected in the Company’s results for the quarter ended March 31, 2011 and, accordingly, updates results previously disclosed on April 20, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit
	99.1	Press release of Quest Diagnostics Incorporated dated May 9, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 9, 2011

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert A. Hagemann
Robert A. Hagemann
Senior Vice President and Chief Financial Officer